ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF

     Pursuant to Sec. 35-1-619(4) and Sec. 35-1-630 of the Montana Business Corporations Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                    ARTICLE I
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     The  name  of  the  corporation  is United States Antimony Corporation (the
"Corporation").
                                   ARTICLE II
                                   ----------
     Article Fourth of the Corporation's Articles of Incorporation (as previously amended) is amended in the manner prescribed by Section 35-1-630 of the Montana Business Corporations Act in order to reduce the number of authorized shares of Series C Preferred Stock following the conversion and cancellation of 28,092 shares of Series C Preferred Stock.
The number of authorized shares of Series C Preferred Stock, as set forth in Article Fourth Sec. 2C of the Corporation's Articles of Incorporation (as previously amended), is reduced by 28,092 shares, from 205,996 shares to 177,904 shares.
                                   ARTICLE III
                                   -----------
     Article Fourth of the Corporation's Articles of Incorporation (as previously amended) is amended in the manner prescribed by Section 35-1-619(4) of the Montana Business Corporations Act in order to establish a new series of preferred stock designated as Series D Preferred Stock:
     2D. Pursuant to the authority conferred by this Article Fourth, the Corporation shall have the right to issue 2,500,000 shares of its Series D Preferred Stock, which shall have the following designations, powers, preferences and relative rights:
     2D.1     Optional  Conversion.  A  holder of Series D Preferred Stock shall
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have the right, subject, however, to availability of authorized but unissued and unrestricted shares of Common Stock, to convert the Series D shares, at the option of the holder and without payment of additional consideration, at any time following issuance, into such number of fully paid and nonassessable shares of Common Stock as determined by dividing $0.20 by the Conversion Price in effect at the time of the conversion. Initially, the price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred Stock (the

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
OF UNITED STATES ANTIMONY CORPORATION-1

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"Conversion  Price") shall be $0.20 per share of Common Stock.  The
Conversion Price shall be adjusted from time to time as provided in Article 2D.7. Following conversion, shares of Series D Preferred Stock may not be reissued.

     2D.2     Voting Rights.  Except as otherwise provided herein or as required
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by  law,  the Series D Preferred Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: Each holder of shares of Series D Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series D Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

     2D.3     Liquidation  Preference.
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          (a)     In  the event of (i) any merger, sale, liquidation, or winding up of the Corporation, or (ii) any sale of all or substantially all of the assets of the Corporation (including subsidiaries, joint ventures, or partnerships), or (iii) any other corporate change as defined in Article 2D.3(c) below, whether voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation in preference to the holders of Common Stock but after payment and satisfaction of the liquidation preferences of the holders of the Corporation's outstanding Series A, Series B and Series C Preferred Stock, an amount per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) equal to the greater of $2.50 or the equivalent market value of the number of shares of Common Stock into which each share of Series D Preferred is convertible.
          (b) After the payment of the full liquidation preference of the Series D Preferred, as set forth in Article 2D.3(a) above, the holders of Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation in preference to the holders of Common Stock but after payment and satisfaction of the dividend preferences of the holders of the Corporation's outstanding Series A, Series B and Series C Preferred Stock, all declared and unpaid dividends on such shares of Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) for each share of Series D Preferred Stock held by them.

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          (c)     The  following  events  shall  be  considered  a  liquidation, dissolution,  or  winding  up  of  the  Corporation  under  this  Article  2D.3:
               (i) any consolidation or merger of the Corporation with or into any other corporation, entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger, or reorganization own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger, or reorganization; or
               (ii) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred; or
               (iii) a sale in a single transaction or a series of related transactions after which more than fifty percent (50%) of the outstanding equity securities of the Corporation are held by one or more third parties who were not shareholders of the Corporation immediately prior to the commencement of such transaction or series of transactions; or
               (iv) a sale, lease, transfer, or other disposition of all or substantially all of the assets of the Corporation; or
               (iv) a series of sales or related transactions after which all or substantially all of the assets of the Corporation are sold.
     2D.4     Registration  Rights.
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          (a)     One  hundred  percent  (100%)  of  the underlying Common Stock issued to a holder of Series D Preferred Stock upon conversion of the holder's Series D Preferred Stock prior to the effective date of registration of Corporation's Common Stock shall be entitled participate in any registration or underwriting of the Common Stock of the Corporation or any other stockholder (the "Piggyback Right"), unless another provision of these Articles or applicable law restricts, reduces or prohibits including the holder's Common Stock in the registration.
          (b) If the registration involves an underwriter, then (i) the Corporation has the right to select the underwriter, (ii) all holders who participate in the registration shall enter into an underwriting agreement,
(iii) the underwriter has the right to limit the number of shares of Common Stock to be sold or distributed (the "Cutback Right"), with the limitation first applying to holders of Common Stock in proportion to the holder's

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Common Stock participating  in  the  registration,  and then applying to the
Company's Common Stock, (iv) the holder reserves the right to withdraw from any registration, and (v) the holder shall enter into a standstill agreement and comply with any request of the Corporation or underwriter to not directly or indirectly sell, offer to sell, contract to sell, grant options to purchase, or otherwise transfer the holder's Common Stock or other securities in the Corporation for a period  not  to  exceed  180  days.
          (c) All expenses (excluding underwriters' discounts and commissions) incurred in connection with any registration shall be paid by the Corporation. The Corporation shall register the Common Stock in compliance with federal securities laws and use its best efforts to register the Common Stock in compliance with any state securities laws, and shall provide holders with copies of all registration documents, amendments and supplements.
     2D.5     Dividends.  The  holders  of  the  outstanding  Series D Preferred
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Stock shall be paid annually in arrears out of funds legally available therefore a dividend of $.0235 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) per annum, pro rated from the date of issuance, whether or not declared by the Board of Directors, in preference to any dividend payable to the holders of Common Stock, but after payment and satisfaction of the dividend preferences of the Corporation's outstanding Series A, Series B and Series C Preferred Stock. The dividends on the outstanding Series D Preferred Stock are cumulative if not paid, and shall not accrue interest.
     2D.6     Redemption.  The  Series  D  Preferred Stock are not redeemable by
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the  Corporation  unless  the  Corporation  and an individual holder of Series D
Preferred  Stock  mutually  consent  to  the  redemption.
     2D.7     Antidilution  Provisions.
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          (a)     The  Conversion  Price  set  forth  in  Article  2D.1 shall be adjusted if (i) the Corporation issues or is deemed to issue "Additional Shares of Common Stock" at a price less than $0.20 per share of Common Stock and (ii) the holder of the Series D Preferred Stock participates to the full extent of the holder's pro rata share in the financing in which there is an issuance of Additional Shares of Common Stock. The phrase "Additional Shares of Common Stock" means all shares of Common Stock issued or deemed to be issued by the Corporation after the date of filing these Articles of Amendment, including but not limited to (i) shares of Common Stock issuable upon the exercise of rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock,

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
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(ii)  shares  of  Common  Stock  issuable upon the conversion or exchange of the Corporation's indebtedness, securities or otherwise, (iii) shares of Common Stock issued pursuant to a stock dividend, subdivision, reclassification or otherwise, (iv) shares of securities other than Common Stock issuable to holders of shares of Common Stock, and (v) shares of securities other than Common Stock issuable as a result of any reclassification, exchange or substitution of the shares of Common Stock. The phrase "Additional Shares of Common Stock" does not mean shares of Common Stock issued or deemed to be issued
(i) to employees, consultants and directors pursuant to plans and arrangements approved by the Board of Directors before or after the date of filing these Articles of Amendment, (ii) to lending or leasing institutions pursuant to agreements approved by the Board of Directors after the date of filing these Articles of Amendment, and (iii) upon the exercise of warrants outstanding on the date of filing these Articles of Amendment.
          (b) If the Corporation shall issue Additional Shares of Common Stock without consideration or for consideration of less than $0.20 per share of Common Stock, then the Conversion Price in effect immediately prior to the issuance shall be proportionately reduced concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such issance by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to this Article 2D.7(a) other than the Additional Shares of Common Stock for which the adjustment is being made) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to this Article 2D.7(a) other than the Additional
Shares of Common Stock for which the adjustment is being made) plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis.
          (c) If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to the combination or consolidation shall be proportionately increased.


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          (d)     Failure of a holder of Series D Preferred Stock to participate to the full extent of the holder's pro rata share in a financing in which there is an issuance of Additional Shares of Common Stock constitutes a waiver of the right to adjust the Conversion Price pursuant to this Article 2D.7 with respect to any specific share or shares of Series D Preferred Stock, either prospectively or retroactively and either generally or in a particular instance. The waiver pursuant to this Article 2D.7(d) shall bind all future holders of the specific shares of Series D Preferred Stock for which the right to adjust the Conversion Price has been waived. As a result of this waiver, different shares of Series D Preferred Stock may have different Conversion Prices, and the Corporation shall record on the stock ledger the Conversion Price for each share of Series D Preferred Stock. If different shares of Series D Preferred Stock have more than one Conversion Price as a result of the waiver of the adjustment of the Conversion Price under this Article 2D.7, the Conversion Price for triggering any future adjustment of the Conversion Price of shares of Series D Preferred Stock for which the Conversion Price adjustment was not waived shall be the lowest Conversion Price in effect for the Series D Preferred Stock.
     2D.8     Protective  Provisions.  The  consent of a majority in interest of
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the  holders  of Series D Preferred Stock shall be required for any action which
(i) alters or changes the rights, preferences or privileges of the Series D Preferred Stock materially and adversely; or (ii) creates any new class of shares having preference over or being on a parity with the Series D Preferred Stock.
     2D.9     Reservation  of Common.  The Corporation shall not be obligated to
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reserve,  or  to  use  its  best  efforts  to  obtain shareholder approval of an amendment to its Articles of Incorporation to authorize, additional Common Stock sufficient to enable the Corporation to issue the number of shares of Common Stock otherwise issuable upon conversion of all outstanding Series D Preferred Stock.
                                   ARTICLE IV
                                   ----------
     The foregoing amendments to Article Fourth of the Corporation's Articles of Amendment were adopted by the Board of Directors of the Corporation on _______________, 2002. In accordance with Sec. 35-1-619(4) and Sec. 35-1-630 of the Montana Business Corporation Act, shareholder action was not required to adopt the foregoing amendments.

Dated:  _______________,  2002     _______________________________________
John  C.  Lawrence,  President  and  S

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